Exhibit 16


Elfun Money Market

The three, five and since inception returns are average annual compounded rates of return.

Rates are calculated using the following geometric return formula:

Geometric  Return = { (1+R1) x (1+R2) x (1+R3)......x  (1+RN) } ^ (1/M) -1
where
R1, R2, R3....RN = Rate of return for periods 1,2,3 through N

N = Number of periods

M = Number of years that comprise N periods

Three Year Average Return 1994-1996
-----------------------------------
The three year average annual rate of return is calculated as follows:

                                      1994       1995       1996
    0.05081198 = 1.16^(1/3) -1 = {(1+ 0.042)x(1+ 0.058)x(1+ 0.052)}^(1/3)-1
=   5.08% rounded

Five Year Annual Return 1992-1996
---------------------------------
The five year average annual rate of return is calculated as follows:

                                     1992       1993       1994       1995       1996
   0.044888348 1.246^(1/5) -1 = {(1+ 0.039)x(1+ 0.033)x(1+ 0.042)x(1+ 0.058)x(1+ 0.052)}^(1/5)-1
=  4.49% rounded

Since Inception Return 1990-1996
--------------------------------
The since inception rate of return is calculated as follows:

                                        1990       1991       1992       1993       1994
     0.05117 = 1.387^(1/6.56) -1 = {(1+ 0.045)x(1+ 0.066)x(1+ 0.039)x(1+ 0.033)x(1+ 0.042)

                                       1995       1996
                                   (1+ 0.058)x(1+ 0.052)}^(1/6.56)-1
=    5.12% rounded

                             Elfun Money Market Fund
      Current 7 Day Yield and Effective 7 Day Yield as of December 31, 1996

--------------------------------------------------------------------------------

    A          B               C                D             E          F
                             Daily                         Current   Effective
             Daily           Shares        Income Rate      7 Day      7 Day
  Date       Income       Outstanding       Per Share       Yield      Yield
--------------------------------------------------------------------------------
  25-Dec   19,389.49    138,072,854.52      0.000140429
  26-Dec   19,368.32    138,279,026.21      0.000140067
  27-Dec   19,408.06    138,082,059.81      0.000140555
  28-Dec   19,408.06    138,082,059.81      0.000140555
  29-Dec   19,408.06    138,082,059.81      0.000140555
  30-Dec   19,275.50    137,061,817.11      0.000140634
  31-Dec   19,493.22    138,420,486.92      0.000140826     5.13%      5.26%
--------------------------------------------------------------------------------
                                            0.000983621
--------------------------------------------------------------------------------

              1) Input Numbers for columns A, B, C

              2) D = B/C

              3) E = ((Sum of Column D) / 7 Days) * 365 Days

              4) F = (( 1 + Sum of Column D) ^ (365/7)) -1

                               Elfun Money Market
                Total Return for Fiscal Year Ended December 1996


------------------------------------------------------------------------------------------------------------------------------------
    A           B            C          D         E        F             G             H           I         J        K        L
                          Capital                                 Capital Gains      Income                         Current
            Income per     Gains     Reinvest.   Unit    Income        Units         Units       Total    Account   Month     YTD
  Period       Unit         Unit      Value      Value   Earned      Purchased     Purchased     Units     Value    Return   Return
------------------------------------------------------------------------------------------------------------------------------------
   Dec-95                                         1                                            1000.000    1000.00
   Jan-96    0.0045029                  1         1       4.503       0.000          4.503     1004.503    1004.50   0.45%    0.45%
   Feb-96    0.0041126                  1         1       4.131       0.000          4.131     1008.634    1008.63   0.41%    0.86%
   Mar-96    0.0042865                  1         1       4.323       0.000          4.323     1012.958    1012.96   0.43%    1.30%
   Apr-96    0.0040843                  1         1       4.137       0.000          4.137     1017.095    1017.09   0.41%    1.71%
   May-96    0.0042173                  1         1       4.289       0.000          4.289     1021.384    1021.38   0.42%    2.14%
   Jun-96    0.0041212                  1         1       4.209       0.000          4.209     1025.593    1025.59   0.41%    2.56%
   Jul-96    0.0043061                  1         1       4.416       0.000          4.416     1030.010    1030.01   0.43%    3.00%
   Aug-96    0.0043281                  1         1       4.458       0.000          4.458     1034.468    1034.47   0.43%    3.45%
   Sep-96    0.0042037                  1         1       4.349       0.000          4.349     1038.816    1038.82   0.42%    3.88%
   Oct-96    0.0043572                  1         1       4.526       0.000          4.526     1043.343    1043.34   0.44%    4.33%
   Nov-96    0.0042162                  1         1       4.399       0.000          4.399     1047.742    1047.74   0.42%    4.77%
   Dec-96    0.0043554                  1         1       4.563       0.000          4.563     1052.305    1052.30   0.44%    5.23%
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Annual return for one year equals:

    (Ending Account Value - Beginning Account Value)/Beginning Account Value

--------------------------------------------------------------------------------

       1)  Input numbers for columns  A,B,C,D,E
           A = Month - Year
           B = Income per unit
           C = Capital  Gains  per  unit
           D = Capital Gain Reinvestment NAV
           E = NAV per unit at Month End

       2)  F = I^ * B, where I^ is from prior month

       3)  G = I^ *C/D, where I^ is from prior month

       4)  H = F/E

       5)  I = I^ + H, where I^ is from prior month

       6)  J = E/I

       7)  K = (J-J^)/J^, where J^ is from prior month

       8)  L = ((L^ + 1)*(K + 1))-1, where L^ is from prior month